Consent of Independent Registered Public Accounting Firm

The Boards of Directors and Shareholders

Salomon Brothers Capital Fund Inc

and

Salomon Funds Trust

We consent to the use of our reports dated February 22, 2006 for each of the funds listed below, incorporated herein by reference as of December 31, 2005, and to the reference to our firm under the heading “Financial Highlights” in the Proxy Statement/Prospectus on Form N-14.

Registrant (and Fund) Name

Salomon Brothers Capital Fund Inc

Salomon Funds Trust (Salomon Brothers Mid Cap Fund)

KPMG LLP

New York, New York

July 19, 2006